Exhibit 10.1








                             DISTRIBUTION AGREEMENT



                                     BETWEEN




                          LIFESTREAM TECHNOLOGIES, INC.

                                       AND



                        POLYMER TECHNOLOGY SYSTEMS, INC.

NOTE: PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED UNDER A CONFIDENTIAL TREATMENT REQUEST FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE OMITTED PORTIONS, WHICH ARE SHOWN IN THIS DOCUMENT AS [ * ], HAVE BEEN FILED WITH THE COMMISSION AS PART OF THE CONFIDENTIAL TREATMENT REQUEST.



                                TABLE OF CONTENTS

1.      TERMS..................................................................1
2.      SCOPE..................................................................1
3.      PRICING................................................................1
4.      PAYMENT TERMS..........................................................1
5.      PURCHASE ORDERS........................................................2
        5.1    Purchase Orders.................................................2
        5.2    Forecasts and Lead-times........................................2
6.      DELIVERY AND ACCEPTANCE................................................2
        6.1    Delivery........................................................2
        6.2    Acceptance......................................................2
7.      CHANGES................................................................3
8.      WARRANTY...............................................................3
        8.1    POLYMER Warranty................................................3
        8.2    RGA Procedure...................................................3
        8.3    Exclusions From Warranty........................................3
        8.4    Remedy..........................................................3
9.      INDEMNIFICATION AND LIMITATION OF LIABILITY............................4
        9.1    POLYMER'S Indemnification.......................................4
        9.2    LIFESTREAM's Indemnification....................................4
        9.3    Procedure.......................................................4
        9.4    Limitation of Liability.........................................5
10.     TERMINATION............................................................5
        10.1   Termination for Cause...........................................5
        10.2   Termination For Convenience.....................................5
        10.3   Termination by Operation of Law.................................5
        10.4   Consequences of Termination.....................................5
11.     QUALITY................................................................6
        11.1   Specifications..................................................6
        11.2   Content of Specifications.......................................6
        11.3   Quality of Material.............................................6
        11.4   Quality Specifications..........................................6
        11.5   Inspection of Facility..........................................6
12.     FORCE MAJEURE..........................................................6
        12.1   Force Majeure Event.............................................6
        12.2   Notice of Force Majeure Event...................................7
        12.3   Termination of Force Majeure Event..............................7
        12.4   Limitations.....................................................7
        12.5   Termination for Convenience.....................................7
13.     CONFIDENTIALITY........................................................7
        13.1   Definitions.....................................................7
        13.2   Nondisclosure/Non-Circumvent Covenants..........................8
14.     INSURANCE..............................................................9
15.     INTELLECTUAL PROPERTY..................................................9
16.     MISCELLANEOUS..........................................................9
        16.1   Integration Clause..............................................9

        16.2   Regulatory.....................................................10
        16.3   Expansion of Agreement.........................................10
        16.4   Order of Precedence............................................10
        16.5   Assignment.....................................................10
        16.6   Notices........................................................10
        16.7   Disputes/Arbitration/Choice of Law.............................11
        16.8   Import/Export..................................................11
        16.9   Electronic Data Interchange....................................11

EXHIBITS
EXHIBIT A, PRICING............................................................13
EXHIBIT B, SPECIFICATIONS.....................................................14
EXHIBIT C, SHIPPING LABELING..................................................15
EXHIBIT D, THE QUALITY PLAN...................................................16

                             DISTRIBUTION AGREEMENT


THIS AGREEMENT (the "Agreement") is effective as of December ____, 2005 (the "Commencement Date"), by and between LIFESTREAM TECHNOLOGIES, INC., a Nevada corporation, having its principal place of business at 570 S. Clearwater Loop, Bldg. 1000, Ste. D, Post Falls, ID 83854 ("LIFESTREAM" or "Customer") and POLYMER TECHNOLOGY SYSTEMS, INC., a corporation having its principal place of business at 7736 Zionsville Rd., Indianapolis, IN 46268 ("POLYMER"), each referred to herein as a Party or together as the Parties.

1.       TERMS

         The initial term of this Agreement shall commence on the Commencement Date and shall continue through the third anniversary of the Commencement Date unless sooner terminated by mutual agreement or in accordance with this Agreement. Upon the expiration of the initial term, unless stated otherwise in writing by one of the Parties at least 180 days prior to expiration, this Agreement shall renew for an additional five (5) years. Notwithstanding the foregoing, the term of this Agreement shall automatically extend to accommodate any purchase order ("Order") accepted hereunder and outstanding upon any termination date, but POLYMER shall have no obligation to accept new purchase orders during such extension.

2.       SCOPE

         This Agreement shall initially address the supply of test strips for Total Cholesterol and HDL Cholesterol by POLYMER to LIFESTREAM (the "Products"). Such Products shall be in the same configuration as test strips currently manufactured by POLYMER. Subject to Polymer meeting specifications and otherwise performing pursuant to this Agreement, LIFESTREAM shall purchase its requirements for the Products solely from POLYMER. POLYMER shall not sell ROM keys or MEMo chip(TM)s that function with LIFESTREAM's meters, nor shall LIFESTREAM sell ROM keys or MEMo chips that function with POLYMER's meters.

3.       PRICING

         During the term, LIFESTREAM shall have the right to purchase from POLYMER the products specified in Exhibit A (the "Products") as such Exhibit may be amended from time to time, at the prices set forth in Exhibit A (the "Prices"). Prices (a) are in U.S. Dollars, (b) are based on (i) the configuration set forth in the specifications attached hereto as Exhibit B (the "Specifications") and (ii) the projected volumes, minimum run rates and other assumptions set forth in Exhibit A. The Prices shall remain fixed for the term of this Agreement, unless an increase is required due to causes beyond the control of POLYMER.

4.       PAYMENT TERMS

         [ * ]

                                             Lifestream _____
                                               Polymer _____

5.       PURCHASE ORDERS

         5.1      PURCHASE ORDERS

                  (a) LIFESTREAM will issue to POLYMER specific Orders for Product covered by this Agreement. Each Order shall be in the form of a written or electronic communication and shall contain the following information: (i) a description of the Product by part number; (ii) the quantity of the Product; (iii) the estimated delivery date or shipping schedule; (iv) the location to which the Product is to be shipped; and
         (v) transportation instructions. Each Order shall provide an order number for billing purposes, and may include other instructions as may be appropriate under the circumstances.

                  (b) All Orders shall be confirmed by POLYMER within five (5) business days of receipt. If POLYMER does not accept or reject the Order within the five-day period, the Order shall be deemed accepted. In the event POLYMER is unable to meet the delivery schedule set forth in a proposed Order, or finds the schedule to be unacceptable for some other reason, the parties shall negotiate in good faith to resolve the disputed matter(s). POLYMER shall not be deemed to have accepted the Order until such dispute is resolved and set forth in writing.

         5.2      Forecasts and Lead-times

                  Within thirty (30) days of the execution of this Agreement, LIFESTREAM shall provide a non-binding forecast of monthly purchases for the following twelve months. This forecast shall be updated at least quarterly throughout the Term. POLYMER's standard lead-time shall be eight (8) weeks from acceptance of an Order, provided the order is in conformity with the previous forecast provided by LIFESTREAM.

6.       DELIVERY AND ACCEPTANCE

         6.1      DELIVERY

                  All Product shipments will be from POLYMER'S facility of manufacture and freight collect. Title to and risk of loss or damage to the Product shall pass to LIFESTREAM upon POLYMER'S tender of the Product to LIFESTREAM's carrier. POLYMER shall use reasonable means to mark, pack, package, crate, transport, ship and store Product to ensure
         (a) delivery of the Product to its ultimate destination in a safe condition, (b) compliance with all requirements of the carrier and destination authorities, and (c) compliance with any reasonable special instructions of LIFESTREAM. POLYMER shall use reasonable efforts to deliver the Products on the agreed-upon delivery dates and shall use reasonable efforts to notify LIFESTREAM of any anticipated delays; provided, however, that POLYMER shall not be liable for any failure to meet LIFESTREAM delivery dates and/or any failure to give notice of anticipated delays.

         6.2      ACCEPTANCE

                  Acceptance of the Product shall occur no later than fifteen
         (15) days after the arrival of the shipment of Product and shall be based solely on whether the Product passes a mutually agreeable Acceptance Test Procedure or Inspection designed to demonstrate compliance with the Specifications, which may include a mutually agreed third party audit of the finished goods as part of the quality plan (Exhibit D). Product cannot be rejected based on criteria that were unknown to POLYMER or based on test procedures that POLYMER does not conduct. Product shall be deemed accepted if not rejected within this fifteen-day period. Once a Product is accepted, all Product returns shall be handled in accordance with Article 8 (Warranty). Prior to returning any rejected Product, LIFESTREAM shall obtain a Returned Goods Approval ("RGA") number from POLYMER, and shall return such Product in accordance with POLYMER'S instructions; LIFESTREAM shall specify the reason for such rejection in all RGA's. In the event a Product is rejected, POLYMER shall have a reasonable opportunity to cure any defect that led to such rejection.

                                             Lifestream _____
                                               Polymer _____

7.       CHANGES

         LIFESTREAM and POLYMER, upon mutual agreement, may make changes within the general scope of this Agreement. Such changes may include, but are not limited to, changes in (1) designs, procedures, Specifications, test specifications, (2) methods of packaging and shipment, (3) quantities of Product to be furnished, and/or (4) delivery schedule. If any such change causes either an increase or decrease in POLYMER'S cost or the time required for performance of any part of the work under this Agreement, the Prices and/or delivery schedules shall be adjusted by mutual agreement in a manner that would adequately compensate the parties for such change, and shall be set forth in a written amendment, executed by both parties.

8.       WARRANTY

         8.1      POLYMER WARRANTY

                  POLYMER'S warranty period is equal to the expiration dating of the relevant chemistry, and is limited to correction of defects in POLYMER'S workmanship and performance. POLYMER shall, at its option and at its expense, replace or issue a credit for Product found defective during the warranty period.

         8.2      RGA PROCEDURE

                  POLYMER shall concur in advance on all Product to be returned for replacement. LIFESTREAM will obtain a Returned Goods Approval (RGA) number from POLYMER prior to return shipment. All returns shall state the specific reason for such return, and will be processed in accordance with POLYMER'S RGA Procedure, a copy of which is available from POLYMER upon request, and which includes a provision that POLYMER shall review and approve or deny any returns prior to shipment and such approval will not be unreasonably withheld. POLYMER shall pay all transportation costs for valid returns of Product to POLYMER and for the shipment of the repaired or replacement Products to LIFESTREAM, and shall bear all risk of loss or damage to such Products until tender to LIFESTREAM's carrier; LIFESTREAM shall pay these charges, plus a handling charge, for invalid or "no defect found" returns. Any replaced Product shall be warranted as set forth in this Article for a period equal to the remainder of the original warranty.

         8.3      EXCLUSIONS FROM WARRANTY

                  This warranty does not include Products that have defects or failures resulting from (a) LIFESTREAM's handling or packaging in LIFESTREAM's environment; and (b) accident, disaster, neglect, abuse, misuse, improper handling, storage, shipping, or installation, including improper handling.

         8.4      REMEDY

                  THE SOLE REMEDY UNDER THIS WARRANTY SHALL BE REPLACEMENT OR CREDIT FOR DEFECTIVE PARTS AS STATED ABOVE. THIS WARRANTY IS IN LIEU OF ANY OTHER WARRANTIES EITHER EXPRESS OR IMPLIED, INCLUDING MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

                                             Lifestream _____
                                               Polymer _____

9.       INDEMNIFICATION AND LIMITATION OF LIABILITY

         9.1      POLYMER'S INDEMNIFICATION

                  POLYMER shall indemnify, defend, and hold LIFESTREAM and LIFESTREAM affiliates, shareholders, directors, officers, employees, contractors, agents and other representatives (the "LIFESTREAM-Indemnified Parties") harmless from all Claims (i) based upon personal injury or death or injury to property to the extent any of the foregoing is proximately caused either by a defective Product, by the reckless or willful acts or omissions of POLYMER or its officers, employees, subcontractors or agents, and/or (ii) arising from or relating to any allegation that the Product has a design defect(s), and/or (iii) arising from any violation of regulations regarding the manufacture, distribution, marketing, or labeling of medical devices, and/or (iv) arising from or relating to any actual or alleged infringement or misappropriation of any patent, trademark, mask work, copyright, trade secret or any actual or alleged violation of any other intellectual property rights arising from or in connection with the Product, except to the extent that such infringement exists as a result of use by POLYMER of LIFESTREAM specifications. POLYMER shall have no obligation to indemnify the LIFESTREAM-Indemnified Parties to the extent such Claim results from actions or events described in Section 8.3, Exclusions from Warranty, or would not exist except for compliance with specifications particular to LIFESTREAM.

         9.2      LIFESTREAM'S INDEMNIFICATION

                  LIFESTREAM shall indemnify, defend, and hold POLYMER and POLYMER'S affiliates, shareholders, directors, officers, employees, contractors, agents and other representatives (the "POLYMER-Indemnified Parties") harmless from all Claims (i) based upon personal injury or death or injury to property to the extent any of the foregoing is proximately caused either by a defective Product, by the negligent or willful acts or omissions of LIFESTREAM or its officers, employees, subcontractors or agents, and/or (ii) arising from or relating to any allegation that the Product has a design defect(s), and/or (iii) arising from any violation of regulations regarding the manufacture, distribution, marketing, or labeling of medical devices, and/or (iv) arising from or relating to any actual or alleged infringement or misappropriation of any patent, trademark, mask work, copyright, trade secret or any actual or alleged violation of any other intellectual property rights arising from or in connection with the Product, except to the extent that such infringement exists as a result of use by LIFESTREAM of POLYMER'S manufacturing processes.

         9.3      PROCEDURE

                  A Party entitled to indemnification pursuant to this Article (the "Indemnitee") shall promptly notify the other Party (the "Indemnitor") in writing of any Claims covered by this indemnity. Promptly after receipt of such notice, the Indemnitor shall assume the defense of such Claim with counsel reasonably satisfactory to the Indemnitee. If the Indemnitor fails, within a reasonable time after receipt of such notice, to assume the defense with counsel reasonably satisfactory to the Indemnitee or, if in the reasonable judgment of the Indemnitee, a direct or indirect conflict of interest exists between the parties with respect to the Claim, the Indemnitee shall have the right to undertake the defense, compromise and settlement of such Claim for the account and at the expense of the Indemnitor. Notwithstanding the foregoing, if the Indemnitee in its sole judgment so elects, the Indemnitee may also participate in the defense of such action by employing counsel at its expense, without waiving the Indemnitor's obligation to indemnify and defend. The Indemnitor shall not compromise any Claim or consent to the entry of any judgment without an unconditional release of all liability of the Indemnitee to each claimant or plaintiff.

                                             Lifestream _____
                                               Polymer _____

         9.4      LIMITATION OF LIABILITY

                  IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTIAL, PUNITIVE OR SPECIAL DAMAGES, OR ANY DAMAGES WHATSOEVER RESULTING FROM LOSS OF USE, DATA OR PROFITS, EVEN IF SUCH OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THIS SECTION SHALL NOT PREVENT A PARTY FROM INCURRING THE LIABILITIES SET FORTH IN SECTION 9 (INDEMNIFICATION) OR SECTION 10 (TERMINATION). IN NO EVENT, SHALL POLYMER'S LIABILITY UNDER THIS AGREEMENT (WHETHER ASSERTED AS A TORT CLAIM OR CONTRACT CLAIM) EXCEED THE AMOUNTS PAID TO POLYMER HEREUNDER. IN NO EVENT WILL POLYMER BE LIABLE FOR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS BY LIFESTREAM. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

10.      TERMINATION

         10.1     TERMINATION FOR CAUSE

                  Either Party may terminate this Agreement or an Order hereunder for default if the other Party materially breaches this Agreement; provided, however, no right to terminate shall accrue until thirty (30) days after the defaulting Party is notified in writing of the Material Breach and has failed to cure or give adequate assurances of performance within the thirty (30)-day period after notice of a Material Breach. For the purposes of this Agreement, "Material Breach" shall be any act or omission by either Party that may materially threaten or destroy the value of this Agreement and/or give a basis for an action for breach of contract.

         10.2     TERMINATION FOR CONVENIENCE

                  Lifestream may terminate this Agreement hereunder for any reason upon one hundred eighty (180) days' prior written notice. Polymer may terminate this Agreement for any reason upon three hundred sixty (360) days' prior written notice.

         10.3     TERMINATION BY OPERATION OF LAW

                  This Agreement shall immediately terminate should either Party
         (a) become insolvent; (b) enter into or file a petition, arraignment or proceeding seeking on order for relief under the bankruptcy laws of its respective jurisdiction; (c) enter into a receivership of any of its assets, or (d) enter into a dissolution or liquidation of its assets or an assignment for the benefit of its creditors. If any of the foregoing
         (a) through (d) should occur to LIFESTREAM, POLYMER shall have the right, at its sole discretion, to discontinue shipment of any test strips on order by LIFESTREAM.

         10.4     CONSEQUENCES OF TERMINATION

                  A.       TERMINATION FOR REASONS OTHER THAN POLYMER'S MATERIAL
                           BREACH

                           In the event this Agreement or an Order hereunder is
                  terminated for any reason other than a Material Breach by POLYMER (including, but not limited to, a force majeure), LIFESTREAM shall pay POLYMER'S termination charges equal to
                  (1) the contract price for all finished Product existing at the time of termination, and (2) the value of POLYMER'S Product-related inventory.

                                             Lifestream _____
                                               Polymer _____

                  B.       TERMINATION RESULTING FROM POLYMER'S MATERIAL BREACH

                           In the event LIFESTREAM terminates this Agreement or
                  any Order hereunder as a result of a Material Breach by POLYMER, LIFESTREAM shall pay POLYMER, termination charges equal to the contract price for all finished Product existing at the time of termination.

11.      QUALITY

         11.1     SPECIFICATIONS

                  Product shall be manufactured by POLYMER in accordance with the Specifications set forth in Exhibit B. Neither Party shall make any change to the Specifications, or to the Products (including, without limitation, changes in form, fit, function, design, appearance or place of manufacture of the Products or changes which would affect the reliability of any of the Products) unless such change is made with the written consent of both parties. Notwithstanding the foregoing, POLYMER shall be permitted to make changes in its manufacturing processes at any time, so long as such changes do not affect the form, fit or function of the Products.

         11.2     CONTENT OF SPECIFICATIONS

                  The Specifications shall include, but shall not be limited to, performance and appearance specifications for the Product.

         11.3     QUALITY OF MATERIAL

                  POLYMER shall use in its production of Products such material of a type, quality, and grade suitable to LIFESTREAM performance and appearance standards.

         11.4     QUALITY SPECIFICATIONS

                  POLYMER shall comply with the quality specifications set forth in its Quality Manual, which is incorporated by reference herein, a copy of which is available from POLYMER upon request.

         11.5     INSPECTION OF FACILITY

                  Upon reasonable advance written notice, within 30 days of execution of this Agreement, and within 30 days of a shipment of Products agreed by POLYMER to be defective, LIFESTREAM may inspect facilities during POLYMER's regular business hours, provided, that, such inspection does not unduly affect POLYMER's operations. LIFESTREAM and its representatives shall observe all security and handling measures of POLYMER while on POLYMER's premises. LIFESTREAM and its representatives acknowledge that their presence on POLYMER's property is at their sole risk.

12.      FORCE MAJEURE

         12.1     FORCE MAJEURE EVENT

                  For purposes of this Agreement, a "Force Majeure Event" shall mean the (i) occurrence of unforeseen circumstances beyond a Party's control and without such Party's negligence or intentional misconduct, including, but not limited to, any act by any governmental authority, act of war, natural disaster, strike, boycott, embargo, shortage, riot, lockout, labor dispute, civil commotion, and (ii) failure of a Vendor to timely deliver a Component to POLYMER.

                                             Lifestream _____
                                               Polymer _____

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         12.2     NOTICE OF FORCE MAJEURE EVENT

                  Neither Party shall be responsible for any failure to perform due to a Force Majeure Event, provided, that, such Party gives notice to the other Party of the Force Majeure Event as soon as reasonably practicable, but not later than five (5) days after the date on which such Party knew or should reasonably have known of the commencement of the Force Majeure Event, specifying the nature and particulars thereof and the expected duration thereof; provided, however, that the failure of a Party to give notice of a Force Majeure Event shall not prevent such Party from relying on this Section except to the extent that the other Party has been prejudiced thereby.

         12.3     TERMINATION OF FORCE MAJEURE EVENT

                  The Party claiming a Force Majeure Event shall use reasonable efforts to mitigate the effect of any such Force Majeure Event and to cooperate to develop and implement a plan of remedial and reasonable alternative measures to remove the Force Majeure Event; provided, however, that neither Party shall be required under this provision to settle any strike or other labor dispute on terms it considers to be unfavorable to it. Upon the cessation of the Force Majeure Event, the Party affected thereby shall immediately notify the other Party of such fact, and use its commercially reasonable efforts to resume normal performance of its obligations under the Agreement as soon as possible.

         12.4     LIMITATIONS

                  Notwithstanding that a Force Majeure Event otherwise exists, the provisions of this Article shall not excuse (i) any obligation of either Party, including the obligation to pay money in a timely manner for Product actually delivered or other liabilities actually incurred, that arose before the occurrence of the Force Majeure Event causing the suspension of performance; or (ii) any late delivery of Product, equipment, materials, supplies, tools, or other items caused solely by negligent acts or omissions on the part of such Party.

         12.5     TERMINATION FOR CONVENIENCE

                  In the event a Party fails to perform any of its obligations for reasons defined in this Section 12 for a cumulative period of ninety (90) days or more from the date of such notification to the other Party then the other Party at its option may extend the corresponding delivery period for the length of the delay, or terminate this Agreement for Convenience in accordance with Paragraph 10.2.

13.      CONFIDENTIALITY

         13.1     DEFINITIONS

         For the purpose of this Agreement:

                  (a) "Confidential Information" means information (in any form or media) regarding a Party's customers, prospective customers (including lists of customers and prospective customers), methods of operation, engineering methods and processes (including any information which may be obtained by a Party by reverse engineering, decompiling, decoding or examining any software or hardware provided by the other Party under this Agreement), programs and databases, patents and designs, billing rates, billing procedures, vendors and suppliers, business methods, finances, management, or any other business information relating to such Party (whether constituting a trade secret or proprietary or otherwise), which has value to such Party and is treated by such Party as being confidential. Confidential Information in documentary or other tangible form will be clearly and conspicuously marked as `Confidential' or some similar marking. Verbal disclosures must be identified as confidential at the time of disclosure and must be confirmed in writing as confidential within thirty (30) days of the initial disclosure.

                                             Lifestream _____
                                               Polymer _____

                  Confidential Information does not include information that (i) is known to the other Party prior to receipt from the disclosing Party hereunder, which knowledge shall be evidenced by written records, (ii) is independently developed as evidenced by written records, (iii) is or becomes in the public domain through no breach of this Agreement, or
         (iv) is received from a third Party without breach of any obligation of confidentiality; and, provided further, that Confidential Information does not include any information provided by LIFESTREAM to POLYMER regarding the manufacturing process.

                  (b) "Person" shall mean and include any individual, partnership, association, corporation, trust, unincorporated organization, limited liability company or any other business entity or enterprise.

                  (c) "Representative" shall mean a Party's employees, agents, or representatives, including, without limitation, financial advisors, lawyers, accountants, experts, and consultants.

         13.2     NONDISCLOSURE/NON-CIRCUMVENT COVENANTS

                  (a) In connection with this Agreement, each Party (the "Disclosing Party") may furnish to the other Party (the "Receiving Party") or its Representatives certain Confidential Information. During the Term of this Agreement, and for a period of three (3) years from the Termination Date of this Agreement, the Receiving Party (a) shall maintain as confidential all Confidential Information heretofore or hereafter disclosed to it by the Disclosing Party, (b) shall not, directly or indirectly, disclose any such Confidential Information to any Person other than those Representatives of the Receiving Party whose duties justify the need to know such Confidential Information and then only after each Representative has agreed to be bound by this Confidentiality Agreement and clearly understands his or her obligation to protect the confidentiality of such Confidential Information and to restrict the use of such Confidential Information, and (c) shall treat such Confidential Information with the same degree of care as it treats its own Confidential Information (but in no case with less than a reasonable degree of care).

                  (b) The disclosure of any Confidential Information is solely for the purpose of enabling each Party to perform under this Agreement, and the Receiving Party shall not use any Confidential Information disclosed by the Disclosing Party for any other purpose.


                  (c) Except as otherwise set forth in this Agreement, all Confidential Information supplied by the Disclosing Party shall remain the property of the Disclosing Party, and will be promptly returned by the Receiving Party upon receipt of written request therefore.


                  (d) If the Receiving Party or its Representative is requested or becomes legally compelled to disclose any of the Confidential Information, it will provide the Disclosing Party with prompt written notice. If a protective order or other remedy is not obtained, then only that part of the Confidential Information that is legally required to be furnished will be furnished, and best efforts will be made to obtain reliable assurances of confidentiality.

         13.3     Disclosure of this Agreement

                  Disclosure of the existence and/or nature of this Agreement shall only be made by mutual consent of the Parties, and such consent shall not be unreasonably denied.

                                             Lifestream _____
                                               Polymer _____

14.      INSURANCE

         POLYMER agrees to maintain, during the term of this Agreement, (a) workers' compensation insurance as prescribed by the law of the country/state in which POLYMER'S services are performed; (b) employer's liability insurance with limits of at least $500,000 per occurrence; (c) comprehensive automobile liability insurance, if the use of motor vehicles is required, with limits of at least $1,000,000 for bodily injury and property damage for each occurrence; (d) comprehensive general liability insurance, including POLYMER'S contractual liability and broad form property damage, with limits of at least $1,000,000 combined single limit for personal injury and property damage for each occurrence; and (e) comprehensive general liability insurance endorsed to include products liability and completed operations coverage in the amount of $1,000,000 for each occurrence. POLYMER shall furnish to LIFESTREAM certificates or evidence of the foregoing insurance indicating the amount and nature of such coverage and the expiration date of each policy. Each Party agrees that it, its insurer(s) and anyone claiming by, through, under or in its behalf shall have no claim, right of action or right of subrogation against the other Party and the other Party's affiliates, directors, officers, employees and customers based on any loss or liability insured against under the insurance required by this Agreement.

15.      INTELLECTUAL PROPERTY

         15.1 Nothing herein shall be deemed to grant to LIFESTREAM any rights to any Intellectual Property (Intellectual Property includes, but is not limited to, any letters patent, patent applications, trade secrets, manufacturing processes, product concepts, regulatory dossiers, designs, software, vendor lists, or know-how, any where in the world) other than the non-exclusive, limited license to market and sell Product(s) manufactured solely by POLYMER during the Term of this Agreement. Nothing herein shall be deemed to grant to POLYMER any rights to any LIFESTREAM Intellectual Property other than the non-exclusive, limited license that may be required to design and manufacture Product(s) contemplated herein during the Term of this Agreement.

         15.2 Any Intellectual Property that is invented solely by a Party hereto shall be the property of that Party. Any Intellectual Property that arises from or is related to the design, functionality, manufacture, or testing of Products that is invented jointly, as defined by the laws of the United States of America, by POLYMER and LIFESTREAM shall be jointly owned. The Parties shall cooperate in all matters relating to the filing and prosecution of any corresponding patent applications. POLYMER shall cooperate fully in providing information, including information relating to its Intellectual Property, which is required in submissions to regulatory authorities for Product(s) marketing approval(s).

         15.3 Each sales unit of strips shall bear the PTS Panels Trademark, as well as be marked with POLYMER patent numbers as appropriate to preserve POLYMER's patent rights, including, but not limited to, the right to obtain damages. POLYMER shall provide LIFESTREAM with such appropriate patent numbers.

16.      MISCELLANEOUS

         16.1     INTEGRATION CLAUSE

                  This Agreement (including the Exhibits and Schedules to this Agreement) constitutes the entire agreement of the parties, superseding all previous Agreements covering the subject matter. This Agreement shall not be changed or modified except by written Agreement, specifically amending, modifying and changing this Agreement, signed by authorized executive officers of POLYMER and LIFESTREAM.

                                             Lifestream _____
                                               Polymer _____

         16.2     REGULATORY

                  LIFESTREAM will be responsible for all regulatory affairs related to its sales and distribution of the Product(s) within the markets in which they are involved in the distribution of the Products, including, but not limited to, clearance by Food and Drug Administration for meters and other ancillary devices, compliance with all Federal Trade Commission regulations, and compliance with Federal, State and Local tax laws, and POLYMER will assist and supply all necessary information in their possession requested by LIFESTREAM to be in compliance related to the sales and distribution of the LIFESTREAM product(s). Notwithstanding the foregoing, POLYMER shall remain the manufacturer of Products for regulatory purposes, and shall maintain and be sole owner all 510(k) clearances on same. LIFESTREAM shall be a distributor only.

         16.3     EXPANSION OF AGREEMENT

                  The Parties agree to negotiate in good faith the expansion or supplementation of this Agreement to include final packaging of LIFESTREAM's Test Strips by POLYMER, as well as the supply of the following by LIFESTREAM to POLYMER:

a. Combination Blood Pressure Monitor/Lipid Tester for professional uses worldwide. b. Cholesterol Mouse for professional uses worldwide.

         16.4     ORDER OF PRECEDENCE

                  All quotations, Orders, acknowledgments and invoices issued pursuant to this Agreement are issued for convenience of the Parties only and shall be subject to the provisions of this Agreement and the Exhibits hereto. When interpreting this Agreement, precedence shall be given to the respective parts in the following descending order: (a) this Agreement; (b) Schedules and Exhibits to this Agreement; and (c) if Orders are used to release product, those portions of the Order that are not pre-printed and which are accepted by POLYMER. The Parties acknowledge that the preprinted provisions on the reverse side of any such quotation, Purchase Order, acknowledgment or invoice and all terms other than the specific terms of LIFESTREAM's Purchase Order set forth in Section 5.1(a)(i)-(v) shall be deemed deleted and of no effect whatsoever. No modification to this Agreement, the Exhibits or any Order shall be valid without the prior written consent of the Purchase Agreement Coordinators of POLYMER and LIFESTREAM. Until modified by them in writing, the Purchase Agreement Coordinators for each Party shall be their respective Chief Executive Officer.

         16.5     ASSIGNMENT

                  Neither this Agreement nor any rights or obligations hereunder shall be transferred or assigned by either Party without the written consent of the other Party, which consent shall not be unreasonably withheld or delayed.

         16.6     NOTICES

                  Wherever one Party is required or permitted or required to give written notice to the other under this Agreement, such notice will be given by hand, by certified U.S. mail, return receipt requested, by overnight courier, or by fax and addressed as follows:


                                             Lifestream _____
                                               Polymer _____



         IF TO LIFESTREAM:                                    WITH A COPY TO:

         Lifestream Technologies, Inc.                        Elsaesser Jarzabek Anderson Marks & Elliott
         570 S. Clearwater Loop                               123 S. Third St., Post Office Box 1049
         Building 1000, Suite D                               Sandpoint, ID  83864
         Post Falls, ID  83854                                Attention:  Ford Elsaesser
         Attention: Chief Financial Officer



         IF TO POLYMER:                                       WITH A COPY TO:

         Polymer Technology Systems, Inc.                     Sommer Barnard, PC
         Attn: Robert Huffstodt                               One Indiana Square, Ste 3500
         7736 Zionsville Road                                 Indianapolis, IN 46204
         Indianapolis, IN  46268                              Attn: Regina M. Sharrow

         Hand-delivered and faxed notices shall be effective upon receipt; notice via U.S. mail shall be effective three days from deposit with the U.S. Postal Service; notice via overnight courier shall be effective the day after such notice is deposited with the overnight carrier service. Either Party may designate a different notice address from time to time upon giving ten (10) days' prior written notice thereof to the other Party.

         16.7     DISPUTES/ARBITRATION/CHOICE OF LAW

                  The parties shall attempt to resolve any disputes between them arising out of this Agreement through good faith negotiations. If an amicable agreement cannot be achieved through such negotiations, or the dispute requires urgent settlement, the dispute will be submitted to binding arbitration by either party. Arbitration shall take place in the State of Indiana in accordance with the rules and regulations of the Rules of the American Arbitration Assocation then in force and effect. The case shall be presented to an arbitrator chosen from a list supplied by the American Arbitration Association acceptable to both parties. Any arbitration award shall be deemed to be final and binding upon the parties and neither party shall seek recourse to a law court or other authorities to appeal or request the revision of the award. The arbitration expenses (excluding legal fees) shall be borne by the losing party.

                  This Agreement shall be construed in accordance with the substantive laws of the State of Indiana (excluding its conflicts of laws principles).

         16.8     IMPORT/EXPORT

                  Unless otherwise agreed, LIFESTREAM shall be the exporter of record for any Products and/or Product documentation exported from the country, and shall comply with all applicable country of manufacture export control statutes and regulations.

         16.9     ELECTRONIC DATA INTERCHANGE

                  The parties agree that transmission of data by electronic data interchange ("EDI") will not occur until a separate agreement governing such transmissions is executed. Upon execution, such EDI agreement will become an attachment to this Agreement.

                                             Lifestream _____
                                               Polymer _____

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective as of the date on page one, by their officers, duly authorized.

POLYMER TECHNOLOGY SYSTEMS, INC.            LIFESTREAM TECHNOLOGIES, INC.



By: ________________________________        By:  ______________________________
                  Signature                                   Signature

____________________________________        ___________________________________
                  Typed Name                                  Typed Name

____________________________________        ___________________________________
                  Title                                       Title

____________________________________        ___________________________________
                  Date                                        Date

                                    EXHIBIT A

                                     PRICING

The Parties agree to the pricing and other terms as set forth in this Exhibit A, which supersedes any previous communications between the Parties. Both Parties agree that continuous cost reductions will be carried out using their respective commercially reasonable efforts under the terms of this agreement.

         [ * ]



                                             Lifestream _____
                                               Polymer _____

                                    EXHIBIT B

                                 SPECIFICATIONS

PACKAGING

Strips packaged in bulk, sealed in dessicated foil bags, vials or canisters.


PERFORMANCE (DATA REQUESTED BY LIFESTREAM)

o        Performance
o        CV, fingerstick, controls, venous blood
o        Range
o        Bias
o        Correlation to POLYMER's standard reference methods
o        Qualified for plasma, controls, fingerstick, venous?
o        Sample size range and impact on performance
o        Post Production Clinical A/K Accuracy audit
o        Sample of a Declaration of Conformance and Certificate of Analysis
o        POLYMER package insert data



                                             Lifestream _____
                                               Polymer _____

                                    EXHIBIT C

                                SHIPPING LABELING

Each shipment of finished goods for the product shall have the following shipper / Bill of Lading information and contents:


SHIPPING ADDRESS:

Lifestream Technologies, Inc
570 S. Clearwater Loop
Building 1000, Suite D
Post Falls, Idaho, USA 83854

FDA device establishment: 3023826
208-457-9409

ON THE SHIPPING CONTAINER AND ON THE BILL OF LADING:

Product Code: 75 CHH Clinical Chemistry

EACH SHIPMENT TO CONTAIN:

Certificate of Analysis


                                             Lifestream _____
                                               Polymer _____

                                    EXHIBIT D

                                THE QUALITY PLAN


         [ * ]

                                             Lifestream _____
                                               Polymer _____